Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Services Provides 2014 Financial Guidance

Avon, Conn. — December 17, 2013 — Magellan Health Services (NASDAQ: MGLN) today announced that, for 2014, it expects to generate net revenue in the range of $3.61 billion to $3.80 billion, and net income in the range of $57 million to $73 million, which translates into diluted earnings per share in the range of $2.00 to $2.56, inclusive of share repurchases to date and the effect of the Affordable Care Act (ACA) tax. The company also expects segment profit (which represents income before income taxes, excluding stock compensation expense, depreciation and amortization, interest expense, interest income, gain on the sale of assets, and special charges or benefits) for 2014 to be in the range of $215 million to $235 million. Cash flow from operations is expected to be in the range of $181 million to $203 million.

With regard to Magellan’s share repurchase program, since the inception of this program, the company has repurchased approximately $112.5 million of the $300 million authorized by the Board of Directors. As of December 16, 2013, there are approximately 27.5 million shares outstanding.

With respect to 2013, the company confirmed its guidance, which was most recently updated in October.

“During 2013, we initiated a comprehensive review of our operations and products, expanded our senior management team, added new customers and responded to the challenges of losing others,” said Barry M. Smith, chief executive officer of Magellan Health Services. “I am pleased with the progress we are making and, as we move forward in 2014, we will be a more efficient and competitive company, well-positioned for long-term growth in the changing health care market.”

“The next year will be a transitional year for us. By the end of 2014, we anticipate a more stable customer base from which we can achieve earnings growth in future years, with significant contributions from our Magellan Complete Care and Magellan Pharmacy Solutions businesses,” said Jon N. Rubin, chief financial officer of Magellan Health Services. “Beyond 2014, we are optimistic about our future, targeting a long-term compound annual growth rate in both revenue and earnings per share of 20 percent.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Tuesday, December 17, 2013. To participate in the conference call, interested parties should call 1-800-857-

1812 and reference the pass code “2014 Guidance Call” approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services: Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology, and pharmacy benefits programs, as well as integrated health care programs for special populations. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. As of September 30, 2013, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.9 million members in our behavioral health business, 17.5 million members in our radiology benefits management segment, and approximately 9.2 million members in our medical pharmacy management product. In addition, the pharmacy solutions segment served 39 health plans and employers, 25 states and the District of Columbia, and several pharmaceutical manufacturers. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2013 guidance, 2014 net revenue, net income, earnings per share, segment profit, and cash flow from operations, strategy, growth, and future compound annual growth rate in revenue and earnings per share. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2013. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2014 Plan Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$3,605.0	$3,795.0

Cost and expenses:
Cost of care	2,495.0	2,625.0
Cost of goods sold	275.0	300.0
Direct service costs and other operating expenses (1)	642.0	651.0
Depreciation and amortization	78.0	74.0
Interest expense	4.0	2.0
Interest income	(1.0)	(1.0)
Income before income taxes	112.0	144.0
Provision for income taxes (2)	55.0	71.0
Net income	$57.0	$73.0

Weighted average shares outstanding - diluted	28.5	28.5

EPS - diluted	$2.00	$2.56

(1) Includes stock compensation expense of $22.0 million and $16.0 million for low and high guidance, respectively.

(2) The effective rate is higher than the federal statutory rate primarily due to the inclusion of state taxes and the impact of ACA regulations on the nondeductibility of ACA premium taxes, and limitations under ACA on deductibility of compensation for certain employees. The specific impact of the ACA deductions limitations is approximately 9% on the tax rate, or approximately $0.38 per fully diluted share.

Reconciliation of segment profit to income before income taxes:

Segment profit	$215.0	$235.0
Depreciation and amortization	(78.0)	(74.0)
Stock compensation expense	(22.0)	(16.0)
Interest expense	(4.0)	(2.0)
Interest income	1.0	1.0
Income before income taxes	$112.0	$144.0

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2014 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$57.0	$73.0
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	78.0	74.0
Non-cash stock compensation expense	22.0	16.0
Non-cash income tax expense	(10.0)	(14.0)
Other net cash flows from changes in assets and liabilities	34.0	54.0
Net cash provided by operating activities	181.0	203.0

Cash flows from investing activities
Capital expenditures	(57.0)	(47.0)
Non-cash investment activity	(10.0)	(6.0)
Net cash used in investing activities	(67.0)	(53.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	(4.0)	(2.0)
Net cash used in financing activities	(4.0)	(2.0)

Net increase in cash, cash equivalents and unrestricted investments	$110.0	$148.0